UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 14, 2008 (April 13, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway
Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.
     On April 13, 2008, Fremont General Corporation (“Fremont General” or the “Company”) and its respective direct and indirect wholly-owned subsidiaries, Fremont General Credit Corporation, a California corporation (“FGCC”), and Fremont Investment & Loan, a California industrial bank (“FIL” or “Bank”), entered into a Purchase and Assumption Agreement (the “Agreement”) with CapitalSource TRS Inc. (the “Purchaser”), a wholly-owned subsidiary of CapitalSource, Inc. (“CapitalSource”) and, for limited reasons described in the Agreement, CapitalSource. The Agreement provides for the purchase of substantially all of the Bank’s assets, which assets include the Bank’s participation interest in certain previously sold commercial real estate loans, the assumption of all the Bank’s deposits and the acquisition of all the Bank’s branches, by a California industrial bank to be organized and wholly owned by the Purchaser, who will become a party to the Agreement when formed.
     The Agreement provided that the Purchaser will pay a 2% premium on all the Bank’s deposits, and will purchase the Bank’s participation interest in previously sold commercial real estate loans at a 3% discount to its net book value (as such term is defined in the Agreement). The Bank’s other assets to be sold in the transaction, at net book value, include real and personal property, cash and certain other assets. The Purchaser will pay the Bank at closing an additional $58.0 million in cash. The deposit premium, the $58.0 million in cash and the purchase price for the participation interest, cash and other assets being sold by the Bank will only partially offset the deposits being assumed by the Purchaser. Consequently, in order to facilitate consummation of the transaction, to the extent that the Bank does not have sufficient funds available at the time of the closing, the Agreement provides that an affiliate of CapitalSource will provide the Bank with a loan of up to $200.0 million, to be secured by the Bank’s servicing advance receivables . The proposed transaction does not include the sale of the Bank’s loan servicing operations or residential mortgage assets.
     Completion of the proposed transaction is subject to the approval of the Federal Deposit Insurance Corporation and the California Department of Financial Institutions (the “Regulatory Authorities.”) In order to complete the transaction and as part of the required regulatory approvals, the Regulatory Authorities will need to authorize the chartering of the Purchaser’s California industrial bank, as well as the issuance to such bank of federal deposit insurance of accounts. The transaction as structured also requires the approval of the Company’s shareholders and the satisfaction of customary closing conditions.
     A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Agreement. The Agreement is filed in this Form 8-K to provide information regarding its terms. It is not intended to provide any other factual information about the Company or the Bank. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     A press release announcing the execution of the Agreement was issued on April 14, 2008. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Item 8.01 Other Events.
     On April 13, 2008, Fremont General Corporation (“Fremont General” or the “Company”) announced in a press release that the Company and its respective direct and indirect wholly-owned subsidiaries, Fremont General Credit Corporation, a California corporation (“FGCC”), and Fremont Investment & Loan, a California industrial bank (“FIL” or “Bank”), entered into a Purchase and Assumption Agreement (the “Agreement”) with CapitalSource TRS Inc. (the “Purchaser”), a wholly-owned subsidiary of CapitalSource, Inc. (“CapitalSource”) and, for limited reasons described in the Agreement, CapitalSource. The Agreement provides for the purchase of substantially all of the Bank’s assets, which assets include the Bank’s participation interest in certain previously sold commercial real estate loans, the assumption of all the Bank’s deposits and the acquisition of all the Bank’s branches, by a California industrial and loan bank to be organized and wholly owned by the Purchaser, who will become a party to the Agreement when formed.
     For further information about the Agreement and the transaction with the Purchaser and CapitalSource, see the full text of the press release issued, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Also see the description of the Agreement contained in Item 1.01 of this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 2.1
Purchase and Assumption Agreement, dated as of April 13, 2008, among Fremont General Corporation, Fremont General Credit Corporation, Fremont Investment and Loan, CapitalSource TRS Inc. and CapitalSource, Inc.

Exhibit 99.1	Press Release issued by the Company, dated April 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: April 14, 2008	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer